INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

Securities and Exchange Commission
Washington, D.C.

We consent to the use in this Registration Statement of Freedom Financial Mortgage Corporation on Form SB-2, Amendment No. 3 of our report dated December 17, 2006, appearing in the Prospectus, which is part of this Registration Statement.

/s/

Cordovano and Honeck, LLP
Englewood, Colorado
July 16, 2007